State Street Institutional Investment Trust

One Congress Street

Boston, MA 02114

State Street Global Advisors Funds Distributors, LLC

One Congress Street

Boston, MA 02114

June 24, 2026

Ladies and Gentlemen:

Reference is made to the Amended and Restated Distribution Agreement between State Street Institutional Investment Trust (the “Trust”) and State Street Global Advisors Funds Distributors, LLC dated May 1, 2017 (the “Agreement”).

Pursuant to the Agreement, this letter is to provide notice of the name change of the following series of the Trust (the “Fund”):

Fund Name	New Fund Name	Effective Date
State Street Federal Prime Retail Reserves Money Market Fund	State Street Prime Retail Reserves Money Market Fund	May 19, 2026

Please update Annex I to the Agreement accordingly.

Please acknowledge receipt of this letter and your agreement below.

Very truly yours,

State Street Institutional Investment Trust

By:	/s/ Ann M. Carpenter
Name:	Ann M. Carpenter
Title:	President

Accepted:
State Street Global Advisors Funds Distributors, LLC

By:	/s/ Allison Bonds Mazza
Name:	Allison Bonds Mazza
Title:	President

Distribution Agreement

ANNEX I

FUNDS

State Street Aggregate Bond Index Fund

State Street Aggregate Bond Index Portfolio

State Street Balanced Index Fund

State Street Emerging Markets Equity Index Fund

State Street Equity 500 Index Fund

State Street Equity 500 Index II Portfolio

State Street Federal Government Money Market Fund

State Street Federal Treasury Money Market Fund

State Street Federal Treasury Plus Money Market Fund

State Street Global All Cap Equity ex-U.S. Index Fund

State Street Global All Cap Equity ex-U.S. Index Portfolio

State Street Hedged International Developed Equity Index Fund

State Street Income Fund

State Street International Developed Equity Index Fund

State Street Institutional Treasury Money Market Fund

State Street Institutional Treasury Plus Money Market Fund

State Street Institutional U.S. Government Money Market Fund

State Street Prime Retail Reserves Money Market Fund (formerly, State Street Federal Prime Retail Reserves Money Market Fund)

State Street Small/Mid Cap Equity Index Fund

State Street Small/Mid Cap Equity Index Portfolio

State Street Stablecoin Reserves Money Market Fund

State Street Target Retirement 2025 Fund

State Street Target Retirement 2030 Fund

State Street Target Retirement 2035 Fund

State Street Target Retirement 2040 Fund

State Street Target Retirement 2045 Fund

State Street Target Retirement 2050 Fund

State Street Target Retirement 2055 Fund

State Street Target Retirement 2060 Fund

State Street Target Retirement 2065 Fund

State Street Target Retirement 2070 Fund

State Street Target Retirement Fund

State Street Treasury Obligations Money Market Fund

State Street U.S. Core Equity Fund

Dated: June 24, 2026